OMNI CAPITAL GROUP, INC

         1988 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

     Omni Capital Group, Inc., a North Carolina Corporation (the
"Corporation"), hereby establishes the following 1988 Directors'
Non-Qualified Stock Option Plan, for the benefit of the Directors of the Corporation and its Subsidiaries:

1.   Definitions:

          a. "Code" means the Internal Revenue Code of 1986, as amended.

          b. "Committee" means the Stock Option Committee appointed by the Board of Directors of the Corporation to administer the Plan.

          c. "Common Stock" means the Common Stock, $1.00 par value per share, of the Corporation to be issued pursuant to the Plan.

          d.   The "Corporation" means Omni Capital Group, Inc.

          e. "Director" means a director of the Corporation or a Subsidiary that is a savings and loan or savings bank.

          f. "Fair Market Value" means the average of the closing bid and asked prices for the Common Stock in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System if the shares are not listed on a national securities exchange or the NASDAQ National Market System; or the closing price of the shares if the shares are listed on such an exchange or the Common Stock is traded on the NASDAQ National Market System;
          or the fair value thereof determined in good faith by the Board of Directors of the Corporation if the shares are not listed on any national securities exchange or quoted in the NASDAQ National Market System or the over-the-counter market.

          g. "Non-Qualified Stock Option Agreement" means a formal written agreement between the Corporation and an Optionee in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee shall from time to time approve setting forth the terms and conditions of the grant of an option to purchase shares of Common Stock pursuant to the Plan.

          h.   "Option" means the right granted by the
          Corporation pursuant to the Plan to a director to purchase shares of Common Stock.

          i. "Optionee" means the director to whom such Option is granted.

          j.   "Plan" means the Omni Capital Group, Inc. 1988
          Directors' Non-Qualified Stock Option Plan.

          k. "Subsidiaries" means subsidiary corporations of the Corporation as that term is defined in Section
          425(f) of the Code.

2.   Purpose:

     The Plan is intended to advance the interests of the Corporation and its shareholders by providing Directors who are not employees a sense of proprietorship and personal involvement in the development and financial success of the Corporation and encouraging such Directors to remain with and devote their best efforts to the Corporation. It is also intended that the Plan shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934.

3.   Shares Subject to the Plan:

     There shall be authorized and reserved for issuance upon the exercise of options to be granted under the Plan from time to time after the effective date hereof that number of shares of common stock which when added to the number of shares of Common stock issued or to be issued pursuant to the exercise of options previously granted under the Plan equals 2.5% of the number of shares of Common Stock issued and outstanding at such time. If any Option shall expire or terminate for any reason, whether by surrender, cancellation, termination of employment or otherwise, without having been exercised in full, the unpurchased shares covered thereby shall thereupon be added to the shares otherwise available for issuance upon the exercise of Options unless the Plan shall have theretofore been terminated.

4.   Administration:

     The Board of Directors of the Corporation shall appoint a Stock Option Committee which shall consist of not less than two members of said Board of Directors. Subject to the provisions of the Plan, the Committee shall have full and exclusive authority in its discretion to interpret the Plan and to make, amend and rescind rules and regulations pertaining to the Plan.

     The members of the Committee shall serve at the pleasure of the Board of Directors of the Corporation, which may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum, and all actions of the Committee shall be taken by a majority of its members. Any action of the Committee evidenced by a written instrument, signed by a majority of its members, shall be fully as effective as if it had been taken by a vote of a majority of its members as a meeting duly called and held. The Committee shall appoint a secretary, who may be but need not be a member of the Committee; shall keep minutes of its meetings; and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

     Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the time or times when, and the price or prices at which, Options shall be granted, the option periods, and the number of shares to be subject to each Option. The Committee shall also have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Non-Qualified Stock Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this section shall be conclusive and binding for all purposes and upon all persons including, without limitation, the Corporation and its Subsidiaries, the Committee and each of the members thereof, and the Directors, officers, and employees of the Corporation and its Subsidiaries, the Optionees, and their respective successors in interest.

5.   Eligibility:

     All directors who are not employees of the Corporation or its subsidiaries shall be eligible to receive Options hereunder.

6.   Granting of Options:

     (a) Each eligible Director of the Corporation or a Subsidiary existing on the effective date of the Plan shall receive the Option to purchase from the Corporation, at a price per share equal to the Fair Market Value on the date the Director became eligible, 2,100 shares of Common Stock, except that no director who is granted options under either the Home Federal Savings Bank 1988 Directors' Non-Qualified Stock Option plan or the Home Federal Savings Bank 1988 Incentive Stock Option Plan shall be eligible to receive a grant of an Option under the provisions of this Section 6.

     (b) To the extent shares are available, each eligible Director of the Corporation who takes office subsequent to the effective date of the Plan, shall receive the Option to purchase from the Corporation, at a price per share equal to the Fair Market Value on the date the Director became eligible, 2,100 shares of common stock.

     (c) To the extent shares are available, each eligible Director of a Subsidiary (which is a Subsidiary as of the effective date of the Plan) who takes office as a Director of such Subsidiary subsequent to the effective date of the Plan shall receive the Option to purchase from the Corporation, at a price per share equal to the Fair Market Value on the date the Director became eligible, 500 shares of Common Stock.

     (d) In the case of a merger, acquisition or other form of combination in which the Common Stock of the Corporation is issued, persons who become Directors of a Subsidiary as a result of such combination shall receive in the aggregate Options to purchase from the Corporation, at a price per share equal to the Fair Market Value on the date the Director became eligible, up to 2.5% of the shares of Common Stock issued in such transaction; provided, however, in no event shall a Director receive the Option to purchase more than 2,100 shares of Common Stock.

     (e) The Corporation shall tender to the participating Director for his signature a Directors' Non-Qualified Stock Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve. The day on which an Option shall be granted shall be the date the Director became eligible hereunder.

7.   Term of Option:

     Options granted hereunder shall be exercisable in whole or in part, from time to time, during the five-year period commencing on the date of grant. Except as provided in
Section 11, no Option granted under the Plan may be exercised prior to six months after the date it is granted.

8.   Manner of Exercise:

     An Option may be exercised by written notice to the Corporation at its offices at 507 West Innes Street, Salisbury, North Carolina, or such other address to which the office may be relocated, which notice shall be signed by the Director or by the Director's successors, and hereinafter described in Section 10, and which shall state the number of shares with respect to which the Option is being exercised. Payment in full of the Option Price of said shares must be made at the time of the exercise of the Option, and payment may be made in cash or shares of the Common Stock of the Corporation previously held by the Optionee, or a combination of both. Payment in shares may be made with shares received upon the exercise or partial exercise of an Option, whether or not involving a series of exercises or partial exercises and whether or not share certificates for such shares surrendered have been delivered to the Optionee. Shares of Common Stock previously held by the Optionee and surrendered, in accordance with Rules and Regulations adopted by the Committee, for the purpose of making full or partial payment of the Option Price, shall be valued for such purpose at the Fair Market Value thereof, as defined below, as of the date of exercise. As soon as practicable after said notice shall have been received, the Corporation shall deliver to the Optionee a stock certificate registered in the Optionee's name representing the Option shares.

     Except as hereinafter provided at the time of the exercise of an Option, the Optionee must be a Director of the Corporation or a Subsidiary.

     Except as otherwise provided herein, the Optionee shall not have any rights of a shareholder of the Corporation with respect to the shares covered by the Option except to the extent that one or more certificates for shares shall have been delivered to Optionee upon the due exercise of the Option.

9.   Non-Transferability:

     No Option shall be transferable by an Optionee otherwise than by will or by the laws of descent and distribution. During
Optionee's lifetime, the Option shall be exercisable only by Optionee.

10.  Termination of Service as a Director:

     If an Optionee shall cease to be a Director of the Corporation or a Subsidiary otherwise than by such Optionee's death, all Options held by such Optionee at the time of such termination shall be exercisable by such Optionee but only (I) if and to the extent the same were exercisable at the time such Optionee ceases to be a Director and (ii) prior to the earlier of
(A) the expiration dates of such Options or (B) that date which is three months from the date such Optionee ceases to be a Director, such three month period to include the date on which such termination occurs. If an Optionee ceases to be a Director of the Corporation or a Subsidiary as a result of such Optionee's death, then all Options held by such Optionee on the date of such termination shall be exercisable in full, whether or not exercisable on the date of such termination, at any time prior to the earlier of (A) the expiration dates of such Options or
(B) that date which is one year from the date such Optionee ceases to be a Director. In the event of the death of an Optionee, then such Optionee's Options shall be exercisable to the extent herein otherwise provided by the executor or personal representative of the Optionee's estate or by any person who acquired the right to exercise such Options by bequest under the Optionee's will or by inheritance.

11.  Adjustments Upon Changes In Capitalization; Acceleration of
Exercise Rights:

     The total amount of shares on which Options may be granted under the Plan and option rights (both as to the number of shares and the option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from payment of a stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock, or a reclassification of the Common Stock, and (in accordance with the provisions contained in the next following paragraph) in the event of a merger or consolidation.

     After the merger of one or more corporations into the Corporation or any Subsidiary, any merger of the Corporation into another corporation, any consolidation of the Corporation or any Subsidiary and one or more corporations, any other corporate reorganization of any form involving the Corporation as a party thereto involving any exchange, conversion, adjustment or other modification of the outstanding shares of the Corporation's Common Stock, each person who is an Optionee at the time of such corporate reorganization shall, at no additional cost, be entitled, upon any exercise of his Option, to receive, in lieu of the number of shares as to which such Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, if at the time of such merger or consolidation, such Optionee had been a holder of record of a number of shares of Common Stock of the Corporation equal to the number of shares as to which such Option shall then be so exercised. Comparable rights shall accrue to each Optionee in the event of successive mergers or consolidations of the character described above.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

     In the event of (i) the adoption of a plan of merger or consolidation of the Corporation with any other corporation or association as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of the Corporation of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation, or (iii) the acquisition of more than 20% of the corporation's voting capital stock by any person within the meaning of
Section 13(d)(3) of the Securities Exchange Act of 1934, other than a person, or group including a person, who beneficially owned, as of the effective date hereof, more than five percent of the Corporation's securities, in the absence of a prior expression of approval of the Board of Directors of the Corporation, any Option granted hereunder shall become immediately exercisable in full, subject to any appropriate adjustments in the number of shares subject to Option and the Option Price, and shall remain exercisable for the remaining term of such Option, regardless of whether such Option has been outstanding for six months or of any provision contained in the stock option agreement with respect thereto limiting the exercisability of the Option or any portion thereof for any length of time, subject to all of the terms hereof and of the Non-Qualified Stock Option Agreement with respect thereto not inconsistent with this paragraph.

     Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation each Option granted under the Plan shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to such dissolution or liquidation (and as provided above regarding certain mergers and consolidations), each Option granted hereunder shall be exercisable in full, regardless of whether such Option has been outstanding for six months or of any provision contained in the stock opt ion agreement with respect thereto limiting the exercisability of the option or any portion thereof for any length of time, subject to all of the terms hereof and of the stock option agreement with respect thereto not inconsistent with this paragraph.

     The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation or any of its subsidiaries to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

12.  Effectiveness of the Plan:

     The effective date of the Plan shall be the date Citizens Savings and Loan Association converts to a federal savings bank subject to the approval of the Plan by the shareholders of the Corporation. Notwithstanding any other provision hereof, no Option granted hereunder may be exercised prior to the approval of the Plan by the shareholders of the Corporation and, in the event the shareholders do not approve the Plan within one year from the effective date of the Plan, all Options granted hereunder shall be void. No Options may be granted under this Plan after the expiration of ten years from and including the effective date of the Plan.

13.  Amendment and Termination:

     The Plan may be amended or terminated by the Board of Directors without stockholder approval as deemed in the best interests of the Corporation.

14.  August 1, 1989 Amendments:

     This Plan was originally adopted by the Board of Directors of the Corporation on August 22, 1988 and reflects amendments to the Plan adopted by the Board of Directors of the Corporation on August 1, 1989.


                              OMNI CAPITAL GROUP, INC.

                              By: /s/ David B. Jordan
                                  President (Title)





WSMAIN/153527.(Doc. 1)

         AMENDMENT NO. 1 TO THE OMNI CAPITAL GROUP, INC.
                  1988 DIRECTORS' NON-QUALIFIED
                        STOCK OPTION PLAN


     THIS AMENDMENT to the Omni Capital Group, Inc. 1988 Directors' Non-Qualified Stock Option Plan (the "Directors' Stock Option Plan") as adopted by the Board of Directors of Omni Capital Group, Inc., a North Carolina corporation (the "Corporation"), has been adopted by unanimous consent of the Board of Directors of the Corporation and incorporated into the Directors' Stock Option Plan as of this 1st day of August, 1989.

                      W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Corporation has deemed it to be desirable and in the best interests of the Corporation that the Directors' Stock Option Plan be amended to provide for maximum flexibility with respect to the granting of options thereunder and the operation of the Directors' Stock Option Plan within the confines of the rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code of 1986, as amended, and the regulations of the Internal Revenue Service thereunder, and the policies of the Office of Thrift Supervision;

     NOW, THEREFORE, the Directors' Stock Option Plan is hereby amended effective August 1, 1989, as follows:

          1. Section 1(f) is hereby amended by deleting the word "stock" in the definition of "Fair Market Value" wherever it may appear and replacing it with the words
     "Common Stock".

          2. Section 3 is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following sentence:

               There shall be authorized and reserved
          for issuance upon the exercise of Options to be granted under the Plan from time to time after the effective date hereof that number of shares of Common Stock which when added to the number of shares of Common Stock issued or to be issued pursuant to the exercise of options previously granted under the Plan equals 2.5% of the number of shares of Common
          Stock issued and outstanding at such time.

          3. Section 6 is hereby amended in its entirety to read as follows:

                    (a)  Each eligible Director of the
          Corporation or a Subsidiary existing on the effective date of the Plan shall receive the Option to purchase from the Corporation, at a price per share equal to the Fair Market Value on the date the Director became eligible, 2,100 shares of Common Stock, except that no director who is granted opt ions under either the Hone Federal Savings Bank 1988 Directors' Non-Qualified Stock Option Plan or the Home Federal Savings Bank 1988 Incentive Stock Option Plan shall be eligible to receive a grant of an Option under the provisions of this Section 6.

                    (b)  To the extent shares are available,
          each eligible Director of the Corporation who takes office subsequent to the effective date of the Plan, shall receive the Option to purchase from the Corporation, at a price per share equal to the Fair Market Value on the date the Director became eligible, 2,100 shares of Common Stock.

                    (c)  To the extent shares are available,
          each eligible Director of a Subsidiary (which is a Subsidiary as of the effective date of the Plan) who takes office as a Director of such Subsidiary subsequent to the effective date of the Plan shall receive the Option to purchase from the Corporation, at a price per share equal to the Fair Market Value on the date the Director became eligible, 500 shares of Common Stock.

                    (d)  In the case of a merger,
          acquisition or other form of combination in which the Common Stock of the Corporation is issued, persons who become Directors of a Subsidiary as a result of such combination shall receive in the aggregate Options to purchase from the Corporation, at a price per share equal to the Fair Market Value on the date the Director became eligible, up to 2.5% of the shares of Common Stock issued in such transaction; provided, however, in no event shall a Director receive the Option to purchase more than 2,100 shares of Common Stock.

                    (e)  The Corporation shall tender to the
          participating Director for his signature a Directors' Non-Qualified Stock Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve.
          The day on which an Option shall be granted shall be the date the Director became eligible hereunder.

          4. Section 13 is hereby amended in its entirety to read as follows:

                         The Plan may be amended by the
               Board of Directors at any time as deemed in the best interests of the Corporation.

          5.   There is hereby added to the Directors' Stock
     Option Plan a new Section 14 which shall read as follows:

          14.  August 1, 1989 Amendments:

                         This Plan was originally adopted by
               the Board of Directors of the Corporation on August 22, 1988 and reflects amendments to the Plan adopted by the Board of Directors of the Corporation on August 1, 1989.

     IN WITNESS WHEREOF, this Amendment to the Directors' Stock
Option Plan is, by authority of the Board of Directors of the Corporation executed on behalf of the Corporation, as of the day and year first above written.


ATTEST:                            OMNI CAPITAL GROUP, INC


/s/ Oneida F. Plyler               By: /s/ David B. Jordan
Asst. Secretary                          President


(Corporate Seal)







WSMAIN/153527.(Doc. 2)

         AMENDMENT NO. 2 TO THE OMNI CAPITAL GROUP, INC
                  1988 DIRECTORS' NON-QUALIFIED
                        STOCK OPTION PLAN


     THIS AMENDMENT to the Omni Capital Group, Inc. 1988 Directors Non- Qualified Stock Option Plan (the "Directors' Stock Option Plan") as adopted by the Board of Directors of Omni Capital Group, Inc., a North Carolina corporation (the "Corporation"). has been adopted by unanimous written consent of the Board of Directors of the Corporation and incorporated into the Directors' Stock Option Plan as of this 2nd day of April, 1990.

                      W I T N E S S E T H:

     WHEREAS, the Board of Directors of the Corporation deems it to be desirable and in the best interests of the Corporation that the Directors' Stock Option Plan provide for maximum flexibility with respect to the exercise of options granted thereunder and the operation thereof within the confines of the rules and regulations of the Securities and Exchange Commission, the provisions of the Internal Revenue Code of 1986, as amended, and the regulations of the Internal Revenue Service thereunder and the policies of the Office of Thrift Supervision; and

     WHEREAS, the Board of directors of the Corporation deems it to be desirable and in the best interest of the Corporation and its shareholders that the Directors' Stock Option Plan be amended to extend the period for exercise of options granted thereunder when a director of the Corporation or a subsidiary resigns to become a key employee of the Corporation or subsidiary;

     NOW, THEREFORE, the Directors' Stock Option Plan is hereby amended effective April 2, 1990, as follows:

     1. Section 10 is hereby amended in its entirety to read as follows:

     10.  Termination of Service as a Director:

          (a) If an Optionee shall cease to be a Director of the Corporation or a Subsidiary otherwise than by such Optionee's death, all Options hold by such Optionee at the time of such termination shall be exercisable by such Optionee but only (i) if and to the extent such Options were exercisable at the time such Optionee ceases to be a Director and (ii) prior to the earlier of (A) the expiration dates of such Options or (B) that date which is three months from the date such Optionee ceases to be a Director, such three-month period to include the date on which such termination occurs; provided, however, that if an Optionee ceases to be a Director and becomes a "Key Employee" (as that term is defined in the Omni Capital Group, Inc. 1988 Incentive Stock Option Plan) within the three-month period after the Optionee ceases to be a Director, then that date referred to in paragraph (a) (ii) (B) of this Section 10 shall be extended to that date which is three months from the data such Optionee ceases to be a Key Employee unless such optionee shall be reinstated as a Director within such three-month period, in which case that date referred to in
     (a) (ii) (B) of this Section 10 shall be further extended to that date which is three months from the date such Optionee again ceases to be a Director.

          (b) If an Optionee ceases to be a Director of the Corporation or a Subsidiary as a result of such Optionee's death, then all Options held by such Optionee on the date of such termination shall be exercisable in full, whether or not exercisable on the date of such termination, at any time prior to the earlier of (i) the expiration dates of such Options or (ii) that date which is one year from the date of such Optionee's death. In the event of the death of an Optionee, then such Optionee's Options shall be exercisable to the extent herein otherwise provided by the executor or personal representative of the Optionee's estate or by any person who acquired the right to exercise such Options by bequest under the Optionee's will or by inheritance.

     2. Section 14 is hereby amended in its entirety to read as follows:

     14.  April 2, 1990 Amendments:

          This Plan was originally adopted by the Board of Directors of the Corporation on August 22, 1988 and reflects amendments to the Plan adopted by the Board of Directors of the Corporation on August 1, 1989 and April 2, 1990.

     IN WITNESS WHEREOF, this Amendment to the Directors' Stock
Option Plan is, by authority of the Board of Directors of the Corporation, executed on behalf of the Corporation as of the day and year first above written.



ATTEST:                            OMNI CAPITAL GROUP, INC.

/s/ Oneida F. Plyler                  By: /s/ David B. Jordan
Asst. Secretary                       David B. Jordan,
                                      President and
                                      Chief Executive Officer


WSMAIN/153527.(Doc. 3)